QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330 Investors
Les Morris	317.263.7711 Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP ANNOUNCES FIRST QUARTER RESULTS

        Indianapolis, Indiana—May 1, 2009...Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today announced results for the quarter ended March 31, 2009:

  •
  Funds from operations ("FFO") for the quarter increased 13.5% to $476.8 million from $420.1 million in the first quarter of 2008. On a diluted per share basis the increase was 10.3% to $1.61 from $1.46 in 2008.

  •
  Net income available to common stockholders for the quarter increased 21.5% to $106.8 million from $87.9 million in the first quarter of 2008. On a diluted per share basis the increase was 15.4% to $0.45 from $0.39 in 2008.

U.S. Portfolio Statistics(1)

	As of March 31, 2009	As of March 31, 2008
Occupancy
Regional Malls(2)	90.8%	91.7%
Premium Outlet Centers®(3)	96.9%	97.9%

Comparable Sales per Sq. Ft.
Regional Malls(4)	$455	$491
Premium Outlet Centers(3)	$507	$511

Average Rent per Sq. Ft.
Regional Malls(2)	$40.29	$37.73
Premium Outlet Centers(3)	$29.21	$26.32

(1)
Statistics do not include the community/lifestyle center properties or the Mills portfolio of assets.

(2)
For mall stores.

(3)
For all owned gross leasable area (GLA).

(4)
For mall stores less than 10,000 square feet.

        "The first quarter of 2009 was very positive for our Company. We delivered excellent growth in profits, a testament to the stable performance of franchise retail assets within our regional mall, Premium Outlet and Mills platforms," said David Simon, Chairman and Chief Executive Officer. "We also strengthened our balance sheet, one of the strongest in the industry, by raising over $1.6 billion of capital. These continue to be uncertain economic times, but I am very pleased with our performance."

Dividends

        After a thorough review, the Company's Board of Directors has decided that the annual common stock dividend will be reduced to the minimum amount required to distribute 100% of its taxable income. This amount is currently estimated to be approximately $2.70 per share in 2009. On March 18, 2009, the Company paid a dividend of $0.90 per share and expects to pay three quarterly dividends of $0.60 per share for the remainder of 2009.

        Accordingly, the Company announced today that the Board of Directors approved the declaration of a quarterly common stock dividend of $0.60 per share, consisting of a combination of cash and shares of the Company's common stock. The Company intends that the cash component of the dividend will not exceed 20% in the aggregate, or $0.12 per share. The cash component of the dividend was increased by $0.03 per share from the first quarter dividend. The dividend is payable on June 19, 2009 to stockholders of record on May 14, 2009.

        In accordance with the provisions of IRS Revenue Procedure 2008-68, stockholders may elect to receive payment of the dividend all in cash or all in common shares. To the extent that more than 20% of cash is elected, the cash portion will be prorated. Stockholders who elect to receive the dividend in cash will receive a cash payment of at least $0.12 per share. Stockholders who do not make an election will receive this dividend 20% in cash and 80% in common stock.

        The Company expects the dividend to be a taxable dividend to its stockholders, without regard to whether a particular stockholder receives the dividend in the form of cash or shares, and reserves the right to pay the dividend entirely in cash.

        The number of shares issued as a result of the dividend will be calculated based on the volume weighted average trading prices of the Company's common stock on June 10, June 11 and June 12, 2009.

        An information letter and election form will be mailed to stockholders of record promptly after May 14, 2009. The properly completed election form to receive cash or common shares must be received by the Company's transfer agent prior to 5:00 p.m. Eastern Daylight Time on June 9, 2009. Registered stockholders with questions regarding the dividend election may call BNY Mellon Shareowner Services, the Company's transfer agent, at (800) 454-9768. If your shares are held through a bank, broker or nominee, and you have questions regarding the dividend election please contact such bank, broker or nominee, who will also be responsible for distributing to you the letter and election form and submitting the election form on your behalf.

        Today the Company also declared dividends on its two outstanding public issues of preferred stock:

  •
  6% Series I Convertible Perpetual Preferred (NYSE:SPGPrI) dividend of $0.75 per share is payable on May 29, 2009 to stockholders of record on May 15, 2009.

  •
  8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) dividend of $1.046875 per share is payable on June 30, 2009 to stockholders of record on June 16, 2009.

Financing Update

        During the first quarter of 2009, the following transactions were completed:

  •
  On March 25th, the Company and its majority-owned operating partnership subsidiary, Simon Property Group, L.P., announced the completion of the sale of 17,250,000 shares of common stock and the issuance of $650 million aggregate principal amount of 10.35% senior notes due

    2019. Total proceeds of $1.2 billion were used to reduce borrowings on the Company's corporate credit facility.

  •
  On March 20th, the Company completed a $97.5 million mortgage financing for Woodland Hills Mall in Tulsa, Oklahoma. The interest rate on the 10-year loan is 7.79%. The previous loan on this property was a $78.6 million, 7% mortgage.

  •
  On March 31st, the Company completed a $100 million mortgage financing for Penn Square Mall in Oklahoma City, Oklahoma. The interest rate on the 7-year loan is 7.75%. The previous loan on this property was a $65.8 million, 7.03% mortgage.

        As of March 31, 2009, the Company had approximately $1.1 billion of cash on hand, including its share of joint venture cash, and approximately $3.0 billion of available capacity on its revolving credit facility.

U.S. New Development and Redevelopment Activity

        On April 23rd, the Company opened The Promenade at Camarillo Premium Outlets® in Camarillo, California. The 220,000 square-foot expansion brings the property to a total of 674,000 square feet of gross leasable area and 160 stores. New stores at The Promenade include Neiman Marcus Last Call, Aldo, Charlotte Russe, Columbia Sportswear Company, Converse, Crocs, DC Shoes, Ecco, Esprit, Etnies:exs, Journeys, Karen Kane, Le Creuset, Loft Outlet, Michael Brandon, New Balance, Papaya, Rack Room Shoes, Robert Wayne Footwear, Tommy Bahama, Vans, and Zumiez.

        The Company continues construction on the following development projects:

  •
  Cincinnati Premium Outlets, a 400,000 square foot upscale manufacturers' outlet center serving the greater Cincinnati and Dayton markets. The center is 100% owned by Simon and is scheduled to open in August of 2009.

  •
  A 600,000 square foot Phase II expansion of The Domain in Austin, Texas. The expansion will include Dillard's, a Village Road Show theater, Dick's Sporting Goods (scheduled to open in October of 2009), 136,000 square feet of small shops and restaurants, and 78,000 square feet of office space. The Company owns 100% of this project, slated for an opening in February of 2010.

  •
  Addition of Nordstrom and 146,000 square feet of small shops at South Shore Plaza in Braintree (Boston), Massachusetts. This expansion is scheduled to open in March of 2010. The center is 100% owned by Simon.

International Activity

        Construction continues on the following international development projects:

  •
  Ami Premium Outlets—an upscale manufacturers' outlet center located approximately 34 miles northeast of central Tokyo. Phase I, comprising 227,000 square feet, is scheduled to open in July of 2009 with approximately 100 stores, including global brands, domestic brands and restaurants. The center is expandable to approximately 360,000 square feet. Simon owns 40% of this project.

  •
  Argine (Naples, Italy)—a 300,000 square foot shopping center scheduled to open in March of 2010. Simon owns a 24% interest in this project.

  •
  Catania (Sicily, Italy)—a 642,000 square foot shopping center scheduled to open in June of 2010. Simon owns a 24% interest in this project.

  •
  Three projects in China located in Hangzhou, Suzhou, and Zhengzhou. The centers range in size from 310,000 to 750,000 square feet, will be anchored by Wal-Mart, and are scheduled to open in 2009. Simon owns a 32.5% interest in each of these projects.

2009 Guidance

        The Company adjusted its guidance for 2009 today, estimating that diluted FFO will be within a range of $6.05 to $6.20 per share for the year, and that diluted net income will be within a range of $1.45 to $1.60 per share. The revision is principally the result of the estimated impact of the March 2009 common stock and unsecured debt offerings, which were not contemplated in original guidance provided in January of 2009.

        This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

        The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

For the year ending December 31, 2009

	Low End	High End
Estimated diluted net income available to common stockholders per share	$1.45	$1.60
Depreciation and amortization including our share of joint ventures	4.69	4.69
Impact of additional dilutive securities	(0.09)	(0.09)

Estimated diluted FFO per share	$6.05	$6.20

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investor Relations tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Daylight Time (New York time) today, May 1, 2009. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com shortly after completion of the call.

Supplemental Materials and Financial Statements

        The Company will publish a supplemental information package which will be available at www.simon.com in the Investor Relations section, Financial Information tab. It will also be furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

        The Company's financial statements have been adjusted to reflect the retrospective adoption of Statement of Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB 51 ("FAS 160") which became effective for us on January 1, 2009. The financial statements also reflect certain reclassifications related to the applicability of EITF Topic D-98, Classification and Measurement of Redeemable Securities ("D-98"). The adoption of FAS 160 and the Company's concurrent review of the application of D-98 resulted in the reclassification of noncontrolling interests within the equity section of our consolidated balance sheets, and the classification outside of permanent equity for any redeemable securities not meeting the requirements for permanent equity. The adoption of FAS 160 also resulted in the reclassifications of noncontrolling interests in the consolidated statement of operations. None of these reclassifications had any effect on our net income attributable to common stockholders or per share amounts previously reported.

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, the ability to hedge interest rate risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Funds from Operations ("FFO")

        The Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States ("GAAP").

About Simon Property Group

        Simon Property Group, Inc. is an S&P 500 company and the largest public U.S. real estate company. Simon is a fully integrated real estate company which operates from five retail real estate platforms: regional malls, Premium Outlet Centers®, The Mills®, community/lifestyle centers and international properties. It currently owns or has an interest in 386 properties comprising 262 million square feet of gross leasable area in North America, Europe and Asia. The Company is headquartered in Indianapolis, Indiana and employs more than 5,000 people worldwide. Simon Property Group, Inc. is publicly traded on the NYSE under the symbol SPG. For further information, visit the Company's website at www.simon.com.

SIMON
Consolidated Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended March 31,
	2009	2008
REVENUE:
Minimum rent	$571,414	$550,682
Overage rent	12,500	16,651
Tenant reimbursements	258,762	250,248
Management fees and other revenues	30,651	33,020
Other income	45,165	44,697

Total revenue	918,492	895,298
EXPENSES:
Property operating	106,147	112,761
Depreciation and amortization	256,337	228,043
Real estate taxes	88,243	84,520
Repairs and maintenance	22,588	29,021
Advertising and promotion	18,506	19,373
Provision for credit losses	13,015	6,582
Home and regional office costs	26,163	39,600
General and administrative	4,048	5,302
Other	19,229	18,321

Total operating expenses	554,276	543,523

OPERATING INCOME	364,216	351,775
Interest expense	(226,036)	(229,917)
Income tax benefit of taxable REIT subsidiaries	2,523	23
Income from unconsolidated entities	5,545	7,141

CONSOLIDATED NET INCOME	146,248	129,022
Net income attributable to noncontrolling interests	32,951	29,738
Preferred dividends	6,529	11,351

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$106,768	$87,933

Basic Earnings Per Common Share:
Net income attributable to common stockholders	$0.45	$0.39

Percentage Change	15.4%
Diluted Earnings Per Common Share:
Net income attributable to common stockholders	$0.45	$0.39

Percentage Change	15.4%

SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	March 31, 2009	December 31, 2008
ASSETS:
Investment properties, at cost	$25,250,451	$25,205,715
Less—accumulated depreciation	6,374,145	6,184,285

	18,876,306	19,021,430
Cash and cash equivalents	898,328	773,544
Tenant receivables and accrued revenue, net	364,095	414,856
Investment in unconsolidated entities, at equity	1,573,350	1,663,886
Deferred costs and other assets	1,039,409	1,028,333
Note receivable from related party	536,000	520,700

Total assets	$23,287,488	$23,422,749

LIABILITIES:
Mortgages and other indebtedness	$17,385,047	$18,042,532
Accounts payable, accrued expenses, intangibles, and deferred revenues	981,905	1,086,248
Cash distributions and losses in partnerships and joint ventures, at equity	406,155	380,730
Other liabilities and accrued dividends	183,720	155,151

Total liabilities	18,956,827	19,664,661

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	276,441	276,608
Series I 6% convertible perpetual preferred stock, 19,000,000 shares authorized, 7,593,604 and 7,590,264 issued and outstanding, respectively, at liquidation value	379,680	379,513
EQUITY:
Stockholders' equity:
Capital stock (750,000,000 total shares authorized, $.0001 par value, 237,996,000 shares of excess common stock 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding, with a liquidation value of $39,847	45,950	46,032
Common stock, $.0001 par value, 400,004,000 shares authorized, 259,339,963 and 235,691,040 issued and outstanding, respectively	46	24
Class B common stock, $.0001 par value, 12,000,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	6,106,116	5,410,147
Accumulated deficit	(2,602,752)	(2,491,929)
Accumulated other comprehensive loss	(218,479)	(165,066)
Common stock held in treasury at cost, 4,129,890 and 4,379,396 shares, respectively	(177,615)	(186,210)

Total stockholders' equity	3,153,266	2,612,998
Noncontrolling interests	521,274	488,969

Total equity	3,674,540	3,101,967

Total liabilities and equity	$23,287,488	$23,422,749

SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended March 31,
	2009	2008
Revenue:
Minimum rent	$466,677	$470,063
Overage rent	20,579	18,716
Tenant reimbursements	237,442	228,745
Other income	38,244	46,091

Total revenue	762,942	763,615
Operating Expenses:
Property operating	148,940	152,924
Depreciation and amortization	187,463	171,699
Real estate taxes	69,389	65,744
Repairs and maintenance	25,723	30,338
Advertising and promotion	14,295	14,296
Provision for credit losses	10,427	5,033
Other	36,315	37,977

Total operating expenses	492,552	478,011

Operating Income	270,390	285,604
Interest expense	(219,151)	(248,873)
(Loss) income from unconsolidated entities	(768)	21

Income from Continuing Operations	50,471	36,752
Income from discontinued joint venture interests(A)	—	47

Net Income	$50,471	$36,799

Third-Party Investors' Share of Net Income	$31,179	$18,651

Our Share of Net Income	19,292	18,148
Amortization of Excess Investment	(13,747)	(11,007)

Income from Unconsolidated Entities, Net	$5,545	$7,141

SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands)

	March 31, 2009	December 31, 2008
Assets:
Investment properties, at cost	$21,393,130	$21,472,490
Less—accumulated depreciation	4,001,364	3,892,956

	17,391,766	17,579,534
Cash and cash equivalents	671,179	805,411
Tenant receivables and accrued revenue, net	381,513	428,322
Investment in unconsolidated entities, at equity	227,461	230,497
Deferred costs and other assets	571,131	594,578

Total assets	$19,243,050	$19,638,342

Liabilities and Partners' Equity:
Mortgages and other indebtedness	$16,514,708	$16,686,701
Accounts payable, accrued expenses, intangibles and deferred revenue	970,523	1,070,958
Other liabilities	990,809	982,254

Total liabilities	18,476,040	18,739,913
Preferred units	67,450	67,450
Partners' equity	699,560	830,979

Total liabilities and partners' equity	$19,243,050	$19,638,342

Our Share of:
Total assets	$7,888,005	$8,056,873

Partners' equity	$474,933	$533,929
Add: Excess Investment(B)	692,262	749,227

Our net Investment in Joint Ventures	1,167,195	1,283,156

Mortgages and other indebtedness	$6,464,913	$6,632,419

SIMON
Footnotes to Financial Statements
Unaudited

Notes:

(A)
Discontinued joint venture interests represent assets and partnership interests that have been sold.

(B)
Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the partnerships and joint ventures. The Company generally amortizes excess investment over the life of the related properties, typically no greater than 40 years, and the amortization is included in income from unconsolidated entities.

SIMON
Reconciliation of Consolidated Net Income to FFO(1)
Unaudited
(In thousands, except as noted)

	For the Three Months Ended March 31,
	2009	2008
Consolidated Net Income(2)(3)(4)(5)	$146,248	$129,022
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties and discontinued operations	252,913	225,056
Simon's share of depreciation and amortization from unconsolidated entities	93,378	86,628
Net income attributable to noncontrolling interest holders in properties	(3,039)	(2,101)
Depreciation and amortization attributable to noncontrolling interest holders in properties	(1,962)	(2,298)
Preferred distributions and dividends	(10,706)	(16,255)

FFO of the Operating Partnership	$476,832	$420,052

Per Share Reconciliation:
Diluted net income attributable to common stockholders per share	$0.45	$0.39
Adjustments to arrive at FFO:
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, net of noncontrolling interests portion of depreciation and amortization	1.18	1.10
Impact of additional dilutive securities for FFO per share	(0.02)	(0.03)

Diluted FFO per share	$1.61	$1.46

Details for per share calculations:
FFO of the Operating Partnership	$476,832	$420,052
Adjustments for dilution calculation:
Impact of preferred stock and preferred unit conversions and option exercises(6)	6,878	12,389

Diluted FFO of the Operating Partnership	483,710	432,441
Diluted FFO allocable to unitholders	(91,561)	(84,600)

Diluted FFO allocable to common stockholders	$392,149	$347,841

Basic weighted average shares outstanding	235,909	223,455
Adjustments for dilution calculation:
Effect of stock options	220	617
Impact of Series C preferred unit conversion	71	76
Impact of Series I preferred unit conversion	1,223	2,246
Impact of Series I preferred stock conversion	6,119	11,126

Diluted weighted average shares outstanding	243,542	237,520
Weighted average limited partnership units outstanding	56,863	57,769

Diluted weighted average shares and units outstanding	300,405	295,289

Basic FFO per share	$1.63	$1.49
Percent Increase	9.4%
Diluted FFO per share	$1.61	$1.46
Percent Increase	10.3%

SIMON
Footnotes to Reconciliation of Net Income to FFO
Unaudited

Notes:

(1)
The Company considers FFO a key measure of its operating performance that is not specifically defined by GAAP and believes that FFO is helpful to investors because it is a widely recognized measure of the performance of REITs and provides a relevant basis for comparison among REITs. The Company also uses this measure internally to measure the operating performance of the portfolio. The Company's computation of FFO may not be comparable to FFO reported by other REITs.

The Company determines FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company determines FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale of previously depreciated operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operation as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(2)
Includes the Company's share of gains on land sales of $0.2 million and $1.2 million for the three months ended March 31, 2009 and 2008, respectively.

(3)
Includes the Company's share of straight-line adjustments to minimum rent of $10.5 million and $8.2 million for the three months ended March 31, 2009 and 2008, respectively.

(4)
Includes the Company's share of the fair market value of leases from acquisitions of $6.9 million and $13.7 million for the three months ended March 31, 2009 and 2008, respectively.

(5)
Includes the Company's share of debt premium amortization of $3.8 million and $4.9 million for the three months ended March 31, 2009 and 2008, respectively.

(6)
Includes dividends and distributions of Series I preferred stock and Series C and Series I preferred units.

QuickLinks

Exhibit 99.2
U.S. Portfolio Statistics(1)
Dividends
Financing Update
U.S. New Development and Redevelopment Activity
International Activity
2009 Guidance
Conference Call
Supplemental Materials and Financial Statements
Forward-Looking Statements
Funds from Operations ("FFO")
About Simon Property Group